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                    EMPLOYMENT AND CONFIDENTIALITY AGREEMENT

         This Employment and Confidentiality Agreement (the "Agreement") is made and entered into as of July 1, 2005 (the "Effective Date") by and between Wayne Barr, Jr. ("Employee") and Tejas Incorporated ("Tejas") and its subsidiary, Capital & Technology Advisors, Inc. ("C&TA). For purposes of this Agreement, references made to "the Company" are to Tejas and its subsidiaries.

         WHEREAS the Company and Employee have decided to reflect the terms of Employee's employment with the Company in a written document and which shall govern the material terms of Employee's employment by the Company. In addition to the terms of this Agreement, Employee shall be subject to certain policies and procedures published by the Company, or made known to Employee from time to time. Such policies and procedures are incorporated within this Agreement as if fully set forth herein.

         NOW THEREFORE, in consideration of the premises and mutual agreements hereafter set forth, and upon the terms and conditions contained in this Agreement, Employee and the Company hereby agree as follows:

1. Conditions of Employment.

   1.1.           Compliance with Company Policies.

                  Employee shall be subject to the policies and procedures
              enacted by the Company from time to time and made known to Employee either through publication or by direct discussion with Employee.


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   1.2.           Compliance with Applicable Rules and Regulations.

                  Employee shall be subject to all of the Rules and Regulations of the Securities and Exchange Commission and the Company reserves the right to terminate Employee should he/she not remain compliant with these Rules and Regulations.

   1.3.            Other Business Interests.

                  Employee shall not be employed by or receive any other
              employment compensation from any other person or entity except as may be agreed to by the Company in writing. All revenues generated from Employee's efforts shall at all times belong to the Company unless otherwise agreed to pursuant to written agreement between Company and Employee.

   1.4.           Term and Termination.

                  Employee's employment with the Company shall be "at will" and may be terminated by either Employee or Company at any time and for any or no particular reason or cause with or without advance notice to the other. In the event that Employee is terminated for any reason other than for Cause, Employee shall be entitled to six
              (6) months severance pay at his prevailing monthly salary rate and continuation of his benefits for such six (6) month period. For purposes of this Agreement, "Cause" shall mean (i) material breach by Employee of any of his obligations set forth in this Agreement, which breach is not cured within 15 days after receipt by Employee of notice from the Board of Directors of Company of such breach;
              (ii) material breach by Employee of his fiduciary duties as an officer of the Company, which breach is not cured within 15 days after receipt by Employee of notice from the Board of Directors of Company of such breach; (iii)


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              conviction of a crime involving fraud, personal dishonesty or moral turpitude (whether or not in connection with Employee's employment); (iv) final enforcement by the Securities and Exchange Commission ("SEC") against Employee, which includes restraining and enjoining Employee from violating SEC rules and regulations, prohibiting Employee from acting as an officer or director of any issuer of securities that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or that is required to file reports pursuant to Section 15(d) of the Exchange Act, and ordering Employee to pay disgorgement and civil penalties; (v) gross negligence by the Employee in the performance of his duties hereunder; or (vi) the Employee's willful failure to comply with the written corporate policies of the Company or with a lawful direction of the Board of Directors of the Company.

2. Duties, Compensation and Benefits.

   2.1.           Title.

                  President and Chief Executive Officer of C&TA.

   2.2.           Capacity.

                  Employee shall serve as an employee of the Company and shall perform such customary, appropriate and reasonable duties as are performed by an employee at a similar level as may be delegated to Employee by the Board of Directors of the Company (the "Board"). Employee shall have such powers, duties and responsibilities that are customary for an employee with the same title in the industry.


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   2.3.           Schedule.

                  Employee shall be employed on a full time basis and shall
              devote all of his/her working time, intentions and energies to the Company. Employee shall at all times perform his/her duties and obligations faithfully, diligently and to the best of their abilities.

   2.4.           Salary.

                  During employment with the Company, Employee shall be paid
              $15,000 per month for each month of employment in accordance with the Company's standard payroll practice. Salary shall be subject to annual review and adjustment at the discretion of the Board or any committee or individual appointed by the Board to perform such function; provided that the salary shall not be subject to reduction below its level as of the Effective Date of this Agreement unless consented to in writing by the Employee.

   2.5.           Bonus.

                  2.5.1 Guaranteed Bonus. Employee shall receive a guaranteed quarterly bonus of $17,500, commencing on September 1, 2005 and to be paid quarterly thereafter in accordance with the Company's standard payroll practice.

                  2.5.2. Discretionary Bonus. Employee is also eligible for annual bonus based upon performance and Company profitability. This bonus shall be based upon a percentage of the revenues of C&TA and shall be allocated by Jared E. Abbruzzese, Sr., Vice Chairman of the Company, in his discretion, to the employees of C&TA, including the Employee.

                  If Employee is terminated or terminates his/her employment, he/she shall not be entitled to any additional bonus.


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   2.6.           Business Expenses.

                  The Company shall reimburse Employee for reasonable business expenses necessarily and appropriately incurred by Employee in performing his/her duties hereunder in accordance with such policies and procedures regarding employee expenses as the Company may from time to time put in effect.

   2.7.           Benefits.

                  In addition to salary, bonuses, commissions and stock options,
              Employee shall be entitled to participate in any Employee benefit program established from time to time for employees of the Company and made generally available by the Company to its executives as determined by eligibility requirements established by the Company or such employee benefit programs.

   2.8.           Holiday and Vacation.

                  Employee shall be entitled to all holidays provided under the
              Company's regular holiday schedule published from time to time by Company. In addition, Employee shall be entitled to vacation time in accordance with the policies established by the Company from time to time.

   3. Confidential Information.

                  Employee understands and agrees that in connection with the performance of their obligations and duties, Employee has and will receive certain proprietary, confidential or other information concerning the Company that the Company regards as highly confidential. In addition, Employee acknowledges and agrees that he/she will receive special and important training in regard to the performance of the business activities.


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              The information provided to Employee may include, without
              limitation or designation as such, business strategies, terms of contracts and business relationships, pricing information and other information that is not generally known to the public. Employee acknowledges and agrees that all such information, including information obtained through special training by the Company, is and will at all times remain the sole and exclusive property of the Company. Employee acknowledges and agrees that they will, during the term of their employment with the Company and at all times thereafter hold such information in confidence and not disclose any such information to any third party except as authorized in advance in writing by the Company or directly in connection with the performance of the employees obligations hereunder. In the event of the termination of Employee's employment with the Company, Employee shall promptly return all confidential and propriety information in Employee's possession to the Company. Employee agrees that notwithstanding the termination of the employee's employment relationship with the Company that his/her agreement to keep the Company's confidential and proprietary business information confidential will survive the termination of such employment relationship.

                  In addition, Employee agrees and understands that the damages which will be incurred by the Company as a result of the breach of this confidentiality provision are incalculable. Employee agrees that in addition to any remedy available to the Company provided by law, that Company will be entitled to injunctive relief, including but not limited to obtaining such temporary orders of the Court as may be necessary and appropriate in order to enforce this provision.


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4. Miscellaneous.

   4.1.           Successors and Assigns.

                  This Agreement shall be bind on and inure to the benefit of the parties hereto and their heirs, executors, legal representatives and successors. This Agreement may not be assigned, in whole or in part, without the prior written agreement of both parties hereto, except with respect to the confidentiality provisions contained in paragraph 3 hereof. Any attempt to assign the provisions of this Agreement (except for paragraph 3) shall be null and void.

   4.2.           Withholding.

                  Employee hereby agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state or local income tax withholding requirements and other federal, social security, employee tax requirements applicable to this Agreement.

   4.3.           Governing Law.

                  This Agreement is made and entered into and is to be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, without regard of the conflict of law principals for any such state. Employee agrees that there are sufficient contacts within the State of Texas to enforce this provision.

   4.4.           Waiver.

                  The failure of either party at any time to require a
              performance by the other party of any provision hereof shall not effect in any way the full right to require such performance at any time thereafter nor shall a waiver by either party of a breach of any provision


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              hereof be taken or held to be a continuing waiver of such
              provision or a waiver of any other breach under any other provision of this Agreement.

   4.5.           Caption.

                  The captions of the sections which are referenced above are inserted as a matter of convenience only and are in no way to define, limit or describe the scope of this Agreement or provisions hereof.

   4.6.           Entire Agreement/Interpretation.

                  This Agreement sets forth the entire agreement and
              understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to the subject matter. This Agreement may be amended only by a written instrument signed by both parties hereto making specific reference to this Agreement and express a plan or intention to modify it. The parties acknowledge that this Agreement has been drafted through mutual efforts of the parties and that it shall not be construed more harshly against any party hereto.

   4.7.           Counterpart.

                  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute on and the same agreement.


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         In witness whereof the parties hereto have executed this Employment
Agreement as of the date first written above.

                                            TEJAS INCORPORATED


                                            By:_________________________________
                                            Printed Name:_______________________
                                            Its:________________________________


                                            CAPITAL & TECHNOLOGY ADVISORS, INC.


                                            By:_________________________________
                                            Printed Name:_______________________
                                            Its:________________________________


                                            EMPLOYEE

                                            ____________________________________
                                            Printed Name:_______________________



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